UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2022

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street

Chicago, Illinois 60661

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 847-576-5000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $0.01 par value	MSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 10, 2022, Daniel G. Pekofske, Corporate Vice President and Chief Accounting Officer, assumed a new position within Motorola Solutions, Inc. (the “Company”) and is no longer the Company’s Chief Accounting Officer. Mr. Pekofske was promoted to Senior Vice President, Finance, reporting to the Company’s Chief Financial Officer.

(c)

On March 10, 2022, the Company appointed Katherine Maher, age 39, as Corporate Vice President and Chief Accounting Officer. Ms. Maher has served as an employee of the Company since March 2013, and in the last five years has served as Vice President, Corporate Controller (October 2021 to February 2022); Senior Director, Finance, North America Systems Integration & Credit organization (July 2020 to October 2021); Director, Finance, North America Government’s Southeast and Central regions (June 2018-July 2020); and Assistant Corporate Controller (August 2015-June 2018). In connection with her appointment, the Compensation and Leadership Committee approved the following compensatory arrangements covering Ms. Maher:

•	Ms. Maher’s salary increased to $280,000.

•

Ms. Maher’s target percentage award for the performance period under the Motorola Solutions Executive Officer Short Term Incentive Plan dated January 16, 2013 (the “STIP”) from January 1, 2022 to March 9, 2022 was 45%. Ms. Maher’s target percentage award for the performance period under the STIP beginning on March 10, 2022 and ending on December 31, 2022 increased to 65% of her base pay rate on March 10, 2022.

•

Ms. Maher’s target award for the remaining portion of the performance periods for the 2020-2022 and 2021-2023 cycles beginning March 10, 2022 under the Motorola Solutions Long Range Incentive Plan as Amended and Restated February 11, 2021 (the “LRIP”) increased from 0% to 40% of her base pay rate on March 10, 2022.

•

On March 10, 2022 (the “Date of Grant”), Ms. Maher was granted a prorated award of performance stock units (“PSUs”) under the 2021-2023 LRIP cycle equal to 364 PSUs, calculated based on the closing price for a share of the Company’s common stock on March 8, 2021, the original date of grant under the 2021-2023 LRIP cycle. The number of PSUs that will be earned over a performance period from January 1, 2021 to December 31, 2023 (the “Performance Period”) will be based on the Company’s total shareholder return during the Performance Period relative to the companies listed in the S&P 500, and will settle on March 8, 2024.

•

On the Date of Grant, Ms. Maher was granted Non-Qualified Stock Options (the “Options”) under the Motorola Solutions Omnibus Incentive Plan of 2015, as amended (the “Omnibus Plan”) to acquire 1,278 shares of Company common stock. The Options expire on the tenth anniversary of the Date of Grant. The exercise price for the Options is $222.30, the closing price of the Company common stock on the Date of Grant. The options will vest equally on the twelve month anniversary, twenty-four month anniversary, and thirty-six month anniversary of the Date of Grant.

•

On the Date of the Grant, Ms. Maher was granted 337 Restricted Stock Units (“RSUs”) under the Omnibus Plan. The restrictions applicable to the RSUs will lapse equally on the twelve-month anniversary, twenty-four month anniversary and thirty-six month anniversary of the Date of Grant.

Ms. Maher has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Ms. Maher has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: March 14, 2022	By:	/s/ Kristin L. Kruska
		Name:	Kristin L. Kruska
		Title:	Corporate Vice President, Transactions, Corporate & Securities Law and Secretary